Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS THIRD QUARTER 2026 RESULTS

Lake Forest, IL, October 21, 2026 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2026 net income of $262 million, or $2.93 per share, and net income of $272 million, or $3.04 per share, excluding special items. Third quarter net sales were $2.6 billion in 2026 and $2.3 billion in 2025.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	September 30,
	2026	2025	Change
Reported Diluted EPS	$2.93	$2.51	$0.42
Special Items Expense (1)	0.11	0.22	(0.11)
Diluted EPS excluding Special Items (2)	$3.04	$2.73	$0.31

(1) For descriptions and amounts of our special items, see the schedules with this release.

(2) Diluted EPS excluding Special Items is a non-GAAP financial measure. For information regarding our use of non-GAAP financial measures and descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the third quarter of 2026 include special items primarily for facility closure costs, acquisition and integration-related costs, the impact of a fire at a corrugated products facility, and restructuring charges relating to the Wallula, WA containerboard mill. Reported earnings in the third quarter of 2025 included special items for costs and charges related to the Greif containerboard business acquisition and closures of corrugated products facilities. Excluding special items, the $.31 per share increase in third quarter 2026 earnings compared to the third quarter of 2025 resulted from $.24 higher earnings from the acquired Greif operations and $.07 higher earnings in the legacy business. The acquired Greif operations generated earnings of $.13 in the third quarter of 2026 compared to a loss of ($.11) in the third quarter of 2025. The higher earnings in the legacy business were driven by favorable price and mix in the Packaging segment $.79, favorable production and sales volume in the Packaging segment, including the benefit of a higher volume of containerboard supplied by the legacy mills to the acquired Greif operations $.12, favorable price and mix in the Paper segment $.05 and a lower share count $.02. These items were partially offset by higher labor and operating expense ($.28), higher freight expense ($.26), higher corporate and other expense ($.13), higher fiber costs ($.12), higher depreciation and amortization expense ($.06), higher maintenance outage expense in the Paper segment ($.04), lower volume in the Paper segment ($.01), and higher interest expense, excluding Greif acquisition indebtedness ($.01).

Excluding the impact of special items, earnings were $.13 above third quarter guidance of $2.91 per share primarily due to favorable price and mix in the Packaging segment and favorable earnings from the acquired Greif operations, partially offset by higher labor and operating costs and unfavorable corrugated products sales volume.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	September 30,
	2026	2025
Segment operating income (loss)
Packaging	$397.8	$327.5
Paper	29.0	35.6
Corporate and Other	(41.5)	(38.6)
	$385.3	$324.5

Segment operating income (loss) excluding special items (1)
Packaging	$407.7	$347.9
Paper	29.0	35.6
Corporate and Other	(38.9)	(32.7)
	$397.8	$350.8

EBITDA excluding special items (1)
Packaging	$577.7	$491.8
Paper	33.6	40.1
Corporate and Other	(34.1)	(28.5)
	$577.2	$503.4

(1) Segment operating income (loss) excluding special items and EBITDA excluding special items are non-GAAP financial measures. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

Total corrugated products shipments were up 10.6% per day and in total compared to the third quarter of 2025. In the legacy packaging business, corrugated products shipments were down 0.5% per day and in total compared to the third quarter of 2025, with the same number of shipping days in each period. Containerboard production was 1,489,000 tons, and containerboard inventory was up 34,000 tons compared to the second quarter of 2026 and down 29,000 tons compared to the third quarter of 2025. In the Paper segment, sales volume was down 2.5% from the third quarter of 2025.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “We executed very well across all aspects of our operations, resulting in very strong earnings performance for the quarter despite continued cost headwinds from freight, recycled fiber and chemicals and some weakness in agricultural end markets in our corrugated business. Our mills ran at full capacity during the quarter, and we are meaningfully realizing production benefits from projects at our Jackson mill as well as improved operating performance at the acquired Greif mills. We managed to build sufficient inventory to put us in position to efficiently supply our corrugated operations in the fourth quarter and help us continue to mitigate escalating freight costs. Our white paper operations turned in another excellent quarter, with higher than expected sales volumes, strong price realization and safe and successful completion of the maintenance outage at the International Falls mill.”

Mr. Kowlzan added, “Looking ahead as we move from the third quarter into the fourth quarter, we expect solid corrugated products demand with some seasonal improvement. Shipments per day are expected to be at or around last year’s fourth quarter level with two fewer shipping days than the third quarter and total shipments are expected to be higher than the third quarter. Prices for containerboard and corrugated products are expected to improve as we continue to implement earlier price increases, but corrugated products mix will be seasonally weaker with higher e-commerce volumes. Containerboard production will be lower with maintenance outages at three of our mills, and mill maintenance outage expenses, including the impact on production volume from fourth quarter outages, will be significantly higher in the fourth quarter. We expect seasonally lower volume and slightly higher prices in the Paper segment. We expect freight costs to increase with diesel fuel prices increasing above third quarter levels. We also expect costs for recycled fiber to continue to increase as well as higher wood fiber costs due to winter yields and mill mix. Costs for chemicals and energy will increase due to higher prices and higher seasonal energy usage. Considering these items, we expect fourth quarter earnings of $2.81 per share, excluding special items.”

We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently expect to incur acquisition and integration related costs and costs related to the closure of corrugated products facilities during the fourth quarter; however, additional special items may arise due to fourth quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates ten mills and 90 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2026 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Thursday, October 22, 2026 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10205357/102fc34e0c7
OR
CALL-IN NUMBER:	(833) 816-1102 (U.S.); (866) 605-3852 (Canada) or (412) 317-0684 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	www.packagingcorp.com;

REBROADCAST DATES:	October 22, 2026 through November 5, 2026

REBROADCAST NUMBERS:	(855) 669-9658 (U.S. and Canada); (412) 317-0088 (International)
Passcode: 8981933

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2026		2025		2026		2025
Net sales	$2,601.7		$2,313.4		$7,459.3		$6,625.7
Cost of sales	(1,997.8)	(1)	(1,809.1)	(2)	(5,890.2)	(1)	(5,183.6)	(2)
Gross profit	603.9		504.3		1,569.1		1,442.1
Selling, general, and administrative expenses	(182.7)		(154.3)		(542.3)		(468.9)
Other expense, net	(35.9)	(1)	(25.5)	(2)	(99.1)	(1)	(34.7)	(2)
Income from operations	385.3		324.5		927.7		938.5
Non-operating pension income	1.2		—		3.5		—
Interest expense, net	(32.3)		(19.3)		(98.3)		(45.2)
Income before taxes	354.2		305.2		832.9		893.3
Provision for income taxes	(91.9)		(78.3)		(207.6)		(221.0)
Net income	$262.3		$226.9		$625.3		$672.3

Earnings per share:
Basic	$2.94		$2.52		$7.02		$7.48
Diluted	$2.93		$2.51		$6.98		$7.45

Computation of diluted earnings per share under the two class method:
Net income	$262.3	$226.9	$625.3	$672.3
Less: Distributed and undistributed income available to participating securities	(1.5)	(1.5)	(3.7)	(4.5)
Net income attributable to PCA shareholders	$260.8	$225.4	$621.6	$667.8
Diluted weighted average shares outstanding	89.0	89.7	89.1	89.7
Diluted earnings per share	$2.93	$2.51	$6.98	$7.45

Supplemental financial information:
Capital spending	$247.3	$192.1	$617.9	$509.9
Cash, cash equivalents, and marketable debt securities	$761.8	$806.4	$761.8	$806.4

(1)
The three and nine months ended September 30, 2026 include the following:

a.
$6.2 million and $23.1 million, respectively, of charges consisting of closure costs related to corrugated products facilities and the write-off of expenditures related to sustainability and renewable energy projects. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$3.0 million and $9.8 million, respectively, of charges for acquisition and integration costs related to recent acquisitions. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

c.
$3.0 million of charges related to fire damage at a corrugated products facility. The costs were recorded in “Other expense, net.”

d.
$0.3 million and $60.0 million, respectively, of charges related to the announced discontinuation of the No. 2 machine and kraft pulping facilities at the Wallula, Washington containerboard mill. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

(2)
The three and nine months ended September 30, 2025 include the following:

a.
$1.3 million of charges and $17.5 million of income, respectively, related to the closure of certain corrugated products facilities. For the three months ended September 30, 2025, the charges were partially offset by a gain on an asset disposal related to a closed corrugated products facility. For the nine months ended September 30, 2025, the charges were completely offset by gains from the sales of closed corrugated products facilities during the second quarter of 2025. These items were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$25.0 million and $26.6 million, respectively, of charges for acquisition and integration costs related to the announced Greif, Inc. acquisition, which were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Segment sales
Packaging	$2,414.0	$2,128.1	$6,913.9	$6,104.4
Paper	163.2	161.2	480.4	461.2
Corporate and Other	24.5	24.1	65.0	60.1
	$2,601.7	$2,313.4	$7,459.3	$6,625.7

Segment operating income (loss)
Packaging	$397.8	$327.5	$971.2	$952.0
Paper	29.0	35.6	96.2	96.9
Corporate and Other	(41.5)	(38.6)	(139.7)	(110.4)
Income from operations	385.3	324.5	927.7	938.5
Non-operating pension income	1.2	—	3.5	—
Interest expense, net	(32.3)	(19.3)	(98.3)	(45.2)
Income before taxes	$354.2	$305.2	$832.9	$893.3

Segment operating income (loss) excluding special items (1)
Packaging	$407.7	$347.9	$1,052.0	$953.6
Paper	29.0	35.6	96.2	96.9
Corporate and Other	(38.9)	(32.7)	(124.6)	(102.9)
	$397.8	$350.8	$1,023.6	$947.6

EBITDA excluding special items (1)
Packaging	$577.7	$491.8	$1,548.0	$1,354.0
Paper	33.6	40.1	110.4	110.7
Corporate and Other	(34.1)	(28.5)	(110.1)	(89.4)
	$577.2	$503.4	$1,548.3	$1,375.3

____________

(1)
Income (loss) from operations excluding special items, segment operating income (loss) excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), segment EBITDA, EBITDA excluding special items, and segment EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Packaging
Segment operating income	$397.8	$327.5	$971.2	$952.0
Facilities closure and other costs (income)	5.9	1.3	17.1	(17.5)
Acquisition and integration-related costs	0.7	19.1	0.7	19.1
Corrugated products facility fire	3.0	—	3.0	—
Wallula mill restructuring	0.3	—	60.0	—
Segment operating income excluding special items (1)	$407.7	$347.9	$1,052.0	$953.6

Paper
Segment operating income	$29.0	$35.6	$96.2	$96.9
Segment operating income excluding special items (1)	$29.0	$35.6	$96.2	$96.9

Corporate and Other
Segment operating loss	$(41.5)	$(38.6)	$(139.7)	$(110.4)
Acquisition and integration-related costs	2.3	5.9	9.1	7.5
Facilities closure and other costs	0.3	—	6.0	—
Segment operating loss excluding special items (1)	$(38.9)	$(32.7)	$(124.6)	$(102.9)

Income from operations	$385.3	$324.5	$927.7	$938.5

Income from operations, excluding special items (1)	$397.8	$350.8	$1,023.6	$947.6

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income Excluding Special Items and EPS Excluding Special Items (1)

	Three Months Ended
	September 30,
	2026				2025
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$354.2	$(91.9)	$262.3	$2.93	$305.2	$(78.3)	$226.9	$2.51
Special items (2):
Facilities closure and other costs	6.2	(1.3)	4.9	0.05	1.3	(0.3)	1.0	0.01
Acquisition and integration-related costs	3.0	(0.7)	2.3	0.03	25.0	(6.2)	18.8	0.21
Corrugated products facility fire	3.0	(0.7)	2.3	0.03	—	—	—	—
Wallula mill restructuring	0.3	(0.1)	0.2	—	—	—	—	—
Total special items	12.5	(2.8)	9.7	0.11	26.3	(6.5)	19.8	0.22
Excluding special items	$366.7	$(94.7)	$272.0	$3.04	$331.5	$(84.8)	$246.7	$2.73

	Nine Months Ended
	September 30,
	2026				2025
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$832.9	$(207.6)	$625.3	$6.98	$893.3	$(221.0)	$672.3	$7.45
Special items (2):
Facilities closure and other costs (income)	23.1	(5.8)	17.3	0.19	(17.5)	4.3	(13.2)	(0.15)
Acquisition and integration-related costs	9.8	(2.4)	7.4	0.08	26.6	(6.6)	20.0	0.22
Wallula mill restructuring	60.0	(14.9)	45.1	0.50	—	—	—	—
Corrugated products facility fire	3.0	(0.7)	2.3	0.03	—	—	—	—
Total special items	95.9	(23.8)	72.1	0.80	9.1	(2.3)	6.8	0.07
Excluding special items	$928.8	$(231.4)	$697.4	$7.78	$902.4	$(223.3)	$679.1	$7.52

____________

(1)
Net income excluding special items and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$262.3	$226.9	$625.3	$672.3
Non-operating pension income	(1.2)	—	(3.5)	—
Interest expense, net	32.3	19.3	98.3	45.2
Provision for income taxes	91.9	78.3	207.6	221.0
Depreciation, amortization, and depletion	181.3	152.6	582.8	431.2
EBITDA (1)	$566.6	$477.1	$1,510.5	$1,369.7
Special items:
Facilities closure and other costs (income)	5.0	1.3	16.4	(21.0)
Acquisition and integration-related costs	2.3	25.0	9.1	26.6
Corrugated products facility fire	3.0	—	3.0	—
Wallula mill restructuring	0.3	—	9.3	—
EBITDA excluding special items (1)	$577.2	$503.4	$1,548.3	$1,375.3

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment operating income (loss) to segment EBITDA and segment EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Packaging
Segment operating income	$397.8	$327.5	$971.2	$952.0
Depreciation, amortization, and depletion	171.9	143.9	554.1	403.9
EBITDA (1)	569.7	471.4	1,525.3	1,355.9
Facilities closure and other costs (income)	4.7	1.3	10.4	(21.0)
Corrugated products facility fire	3.0	—	3.0	—
Wallula mill restructuring	0.3	—	9.3	—
Acquisition and integration-related costs	—	19.1	—	19.1
EBITDA excluding special items (1)	$577.7	$491.8	$1,548.0	$1,354.0

Paper
Segment operating income	$29.0	$35.6	$96.2	$96.9
Depreciation, amortization, and depletion	4.6	4.5	14.2	13.8
EBITDA (1)	33.6	40.1	110.4	110.7
EBITDA excluding special items (1)	$33.6	$40.1	$110.4	$110.7

Corporate and Other
Segment operating loss	$(41.5)	$(38.6)	$(139.7)	$(110.4)
Depreciation, amortization, and depletion	4.8	4.2	14.5	13.5
EBITDA (1)	(36.7)	(34.4)	(125.2)	(96.9)
Acquisition and integration-related costs	2.3	5.9	9.1	7.5
Facilities closure and other costs	0.3	—	6.0	—
EBITDA excluding special items (1)	$(34.1)	$(28.5)	$(110.1)	$(89.4)

EBITDA excluding special items (1)	$577.2	$503.4	$1,548.3	$1,375.3

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.